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                                                       Registration No. 33-90972
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                -------------------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8
                                      under
                           The Securities Act of 1933

                                  WD-40 COMPANY
                -------------------------------------------------
               (Exact Name of Registrant as specified in Charter)

         Delaware                                       95-1797918
-----------------------                                 --------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

1061 Cudahy Place, San Diego, California                 92110
--------------------------------                        -----------
(Address of principal executive office)                 (Zip Code)


                        SECOND AMENDMENT AND RESTATEMENT
                 WD-40 COMPANY 1990 INCENTIVE STOCK OPTION PLAN
             ------------------------------------------------------
                            (Full title of the plan)

                                 Garry O. Ridge
                                1061 Cudahy Place
                               San Diego, CA 92110
                              --------------------
                              (Name and address of
                               agent for service)

                                 (619) 275-1400
                              ---------------------
                          (Telephone number, including
                        area code, of agent for service)

         This Post-Effective Amendment No. 1 to Registration Statement ("Post-Effective Amendment") shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933.


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                                    PREAMBLE

         This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by WD-40 Company, a Delaware corporation (the "Company"), of the contents of Registration Statement, No. 33-90972 on Form S-8 (the "Registration Statement"), filed on April 5, 1995 by WD-40 Company, a California corporation ("WD-40 California"). In accordance with Section 252 of the Delaware General Corporation Law, the Company is the surviving corporation of a merger of WD-40 California with and into the Company (the "Merger") for the sole purpose of changing the state of incorporation of WD-40 California from the State of California to the State of Delaware. In the Merger, which was consummated on December 15, 1999, each share of capital stock of WD-40 California was converted into one share of capital stock of the Company.

         In accordance with Rule 414, the Company, as the successor issuer, hereby expressly adopts the Registration Statement, as well as the employee benefit plan to which it relates, of WD-40 California as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The registration fees were paid at the time of the original filing of the Registration Statement.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

*ITEM 1.   PLAN INFORMATION

*ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
           INFORMATION

---------------------------
* The materials constituting the Registrant's Section 10(a) Prospectus are maintained on file with the Registrant at its principal offices located at 1061 Cudahy Place, San Diego, California 92110 in accordance with Rule 428(a)(2) under the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference:

         (a) WD-40 California's Annual Report on Form 10-K for the year ended August 31, 1999, dated November 23, 1999;


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         (b)      All other reports filed by WD-40 California pursuant to
                  Section 13(a) or 15(d) of the Exchange Act since August 31, 1999; and

         (c) The description of WD-40 California's Common Stock set forth in Item 1, Capital Stock to be Registered, from WD-40 California's Application for Registration on Form 8-A under
                  Section 12 of the Exchange Act dated March 21, 1973, as amended on Form 8, Amendment to Application or Report, dated May 11, 1973 (inasmuch as the Registrant's Common Stock is deemed registered pursuant to Section 12(g) of the Exchange Act, according to Rule 12g-3 thereunder, due to the registered status of WD-40 California's Common Stock). Information with respect to the rights of holders of the Registrant's Common Stock is also set forth in the Proxy Statement filed by WD-40 California with the SEC on November 9, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, are deemed to be incorporated by reference in the Registration Statement and shall be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty. While this statute does not change directors' fiduciary duty, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by statute, the Company has adopted provisions in its Certificate of Incorporation that eliminate to the fullest extent permitted under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their fiduciary duty.

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, employees and agents of a corporation and persons serving at the request of the corporation as directors, officers, employees or agents or another corporation, partnership,


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joint venture, trust or other enterprise. The Company's Certificate of
Incorporation provides for the Company's indemnification of its directors and officers to the fullest extent permitted under Delaware law. In addition, the Company's Bylaws provide for the Company's indemnification, to the fullest extent permitted under Delaware law, of its directors, officers, employees and agents, persons who are or were serving at the Company's request as directors, officers, managers, partners, trustees, employees or agents of another corporation, partnership, joint venture, trust or other organization or enterprise, and persons who were directors or officers of a corporation that was a predecessor corporation of the Company or another enterprise at the request of such predecessor corporation.

         The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines and settlement amounts actually and reasonably incurred in connection with any proceeding (including derivative actions in certain cases), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person was or is a director, officer, employee, agent or fiduciary of the Company or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the Company's request. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.    EXHIBITS

         See Index to Exhibits.

ITEM 9.    UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, however, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that


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                                    which was registered) and any deviation from
                                    the low or high end of the estimated
                                    maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                           Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter


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                  has been settled by controlling precedent, submit to a
                  court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 15, 1999.



                                   REGISTRANT:

                                   WD-40 COMPANY,
                                   a Delaware corporation


                                   By:      /s/ Thomas J. Tranchina
                                      -----------------------------------------
                                            Thomas J. Tranchina,
                                            Vice President-Finance
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Garry O. Ridge, Thomas J. Tranchina and John B. Sidell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement on Form S-8 (No. 33-90972) of WD-40 Company, a Delaware corporation, and to this Post-Effective Amendment, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


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         Pursuant to the requirements of the Securities Act of 1933, this
Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.


                                                 /s/ Garry O. Ridge
                                          -------------------------------------
                                          GARRY O. RIDGE, Director and
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)
                                          December 15, 1999

                                                 /s/ John S. Barry
                                          -------------------------------------
                                          JOHN S. BARRY, Director
                                          December 15, 1999

                                                 /s/ Mario L. Crivello
                                          -------------------------------------
                                          MARIO L. CRIVELLO, Director
                                          December 15, 1999

                                                 /s/ Daniel W. Derbes
                                          -------------------------------------
                                          DANIEL W. DERBES, Director
                                          December 15, 1999

                                                 /s/ Harlan F. Harmsen
                                          -------------------------------------
                                          HARLAN F. HARMSEN, Director
                                          December 15, 1999

                                                 /s/ Jack L. Heckel
                                          -------------------------------------
                                          JACK L. HECKEL, Director
                                          December 15, 1999

                                                 /s/ Margaret L. Roulette
                                          -------------------------------------
                                          MARGARET L. ROULETTE, Director
                                          December 15, 1999


                                                 /s/ Gerald C. Schleif
                                          -------------------------------------
                                          GERALD C. SCHLEIF, Director
                                          December 15, 1999


                                                 /s/ C. Frederick Sehnert
                                          -------------------------------------
                                          C. FREDRICK SEHNERT, Director
                                          December 15, 1999


                                                 /s/ Edward J. Walsh
                                          -------------------------------------
                                          EDWARD J. WALSH, Director
                                          December 15, 1999


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                                INDEX TO EXHIBITS

No.                 Exhibit
---                 --------
2.0                 Agreement of Merger (causing WD-40 California to merge with the Registrant for the sole purpose of changing the state of incorporation of WD-40 California from the State of
                    California to the State of Delaware) (Appendix A to Proxy
                    State- ment filed by WD-40 California with the SEC on
                    November 9, 1999, which contains such document, is
                    incorporated herein by reference)

3.1                 Registrant's Certificate of Incorporation (Appendix B to the
                    Proxy Statement filed by WD-40 California with the SEC on November 9, 1999, which contains such document, is incorporated herein by reference)

3.2                 Registrant's Bylaws (Appendix C to Proxy Statement filed by
                    WD-40 California with the SEC on November 9, 1999, which contains such document, is incorporated herein by reference)

5.0                 Opinion of Harmsen, Carpenter, Sidell & Olson, A Law
                    Corporation, dated December 15, 1999 (Exhibit 5.0)

23.1                Consent of PricewaterhouseCoopers LLP, dated December 15,
                    1999 (Exhibit 23.1)

24.1 Power of Attorney for Members of the Board of Directors of Registrant (see signature page)

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